Exhibit 99.1

BioSig Announces Proposed Public Offering of Common Stock

Westport, CT, February 20, 2020--(GLOBE NEWSWIRE) --BioSig Technologies, Inc. (Nasdaq: BSGM) (“BioSig” or the “Company”), a medical technology company commercializing a proprietary biomedical signal processing platform designed to improve signal fidelity and uncover the full range of ECG and intra-cardiac signals, today announced that  it intends to offer shares of its common stock in a “best efforts”  underwritten public offering. The offering is subject to market and other conditions and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Laidlaw & Company (UK) Ltd. is acting as sole book-running manager for the offering.

BioSig intends to use the net proceeds from the offering to build product inventory, support organizational development to scale up our clinical and commercial operations, research and development of new products, fund filing of additional patent applications and prosecution of patents and for working capital working capital and general corporate purposes.

A shelf registration statement on Form S-3 (Registration No. 333-230448) relating to the public offering of the shares of common stock described above was previously filed with the Securities and Exchange Commission (SEC) and declared effective on March 29, 2019. A preliminary prospectus supplement and accompanying prospectus relating to the underwritten public offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement (when available) and accompanying prospectus relating to the offering may be obtained from Laidlaw & Company (UK) Ltd., 521 Fifth Ave., 12th Floor, New York, NY 10175, Attention: Syndicate Dept.; email: syndicate@laidlawltd.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. Any offer, if at all, will be made only by means of the prospectus supplement and accompanying prospectus forming a part of the effective registration statement.

About BioSig Technologies

BioSig Technologies is a medical technology company commercializing a proprietary biomedical signal processing platform designed to improve the electrophysiology (EP) marketplace.

The Company’s first product, PURE EP(tm) System is a computerized system intended for acquiring, digitizing, amplifying, filtering, measuring and calculating, displaying, recording and storing of electrocardiographic and intracardiac signals for patients undergoing electrophysiology (EP) procedures in an EP laboratory.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward- looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market conditions, the satisfaction of customary closing conditions relating to the public offering and the Company’s intended use of proceeds, (ii) our inability to manufacture our products and product candidates on a commercial scale on our own, or in collaboration with third parties; (iii) difficulties in obtaining financing on commercially reasonable terms; (iv) changes in the size and nature of our competition; (v) loss of one or more key executives or scientists; and (vi) difficulties in securing regulatory approval to market our products and product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q, and amendments thereto. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:
Andrew Ballou
BioSig Technologies, Inc.
Vice President, Investor Relations

54 Wilton Road, 2nd floor

Westport, CT 06880

aballou@biosigtech.com

203-409-5444, x119